Exhibit 99.1

TYCO ANNOUNCES EARLY RESULTS IN CONNECTION WITH TENDER OFFERS AND CONSENT SOLICITATIONS AND EXTENSION OF THE EARLY CONSENT DATE WITH RESPECT TO CERTAIN OF THE TENDER OFFERS AND CONSENT SOLICITATIONS

PEMBROKE, Bermuda May 11, 2007 — Tyco International Ltd. (“Tyco”) (NYSE: TYC; BSX: TYC) today announced that, in connection with the tender offers of certain of Tyco’s subsidiaries for their outstanding non-convertible, Dollar-denominated public debt with maturities from 2007 to 2029 (collectively, the “U.S. Notes”), it is extending the deadline for holders to tender the U.S. Notes set forth in the first table below to be eligible to receive the Total Consideration (defined below) by three business days to 5:00 p.m., New York City time, on May 15, 2007.  Tyco also announced that it does not intend any further extensions of the early consent date regardless of whether the requested consents are obtained with respect to these U.S. Notes.

With respect to the U.S. Notes set forth in the second table below, requested consents have been received and the early consent date will not be extended.

The expiration date of the tender offers for the U.S. Notes is unchanged and remains at 12:00 midnight, New York City time, on Thursday, May 24, 2007, unless extended or earlier terminated (the “U.S. Expiration Date”).

U.S. Notes For Which the Early Consent Date Has Been Extended

The following table sets forth the U.S. Notes for which the early consent date has been extended three business days to May 15, 2007 and the results of the tender offers and consent solicitations for these U.S. Notes as of 5:00 p.m., New York City time, on May 10, 2007, which was the previous deadline for holders to tender their U.S. Notes to be eligible to receive the Total Consideration (defined below).  Withdrawal rights of tendering holders with respect to these U.S. Notes also has been extended and will terminate at 5:00 p.m., New York City time, on May 15, 2007.  Holders of U.S. Notes set forth in the table below who tender their U.S. Notes after 5:00 p.m., New York City time on May 15, 2007, but before 12:00 midnight, New York City time, on May 24, 2007, unless such date is extended or earlier terminated, will be eligible to receive the Total Consideration less the early consent payment of $30.00.  Holders who tender U.S. Notes must also deliver consents to the proposed indenture amendments.

Tyco International Group S.A.	CUSIP	Approximate Outstanding Amount	Amount of Notes Tendered	Approximate Percentage Tendered
6.125% notes due 2008	902118AM0	$400,000,000	$99,368,000
6.125% notes due 2009	902118AJ7	$400,000,000	$173,859,000
6.75% notes due 2011	902118AY4	$1,000,000,000	$469,990,995
6.375% notes due 2011	902118BC1	$1,500,000,000	$598,833,000
7.0% notes due 2028	902118AC2	$500,000,000	$51,607,000
6.875% notes due 2029	902118AK4	$800,000,000	$68,871,000
Total under June 9, 1998 indenture		$4,600,000,000	$1,462,528,995	31.79%

6.0% notes due 2013	902118BK3	$1,000,000,000	$331,843,000	33.18%

Tyco also announced that it does not intend to extend the expiration date of the offers.  Tyco stated that it reserves its right to waive the condition that the holders of at least a majority in outstanding aggregate principal amount of the U.S. Notes issued under the June 9, 1998 indenture, voting together as one class, and the holders of at least a majority in outstanding aggregate principal amount of the 6% notes due 2013, consent to the amendments to the indentures under which those notes were issued.  If it obtains the requested consents, or decides to waive the majority consent condition, Tyco will purchase all validly tendered notes and pay for all validly delivered consents as indicated in the Offer to Purchase.  As previously disclosed, Tyco and the Company do not believe that the separation of Tyco into three separate public companies is prohibited by the indentures.  Tyco noted that the timing of the proposed separation will not be affected by the results of the offers.

U.S. Notes For Which the Requisite Consents Have Been Received

The following table sets forth the U.S. Notes for which the requested consents have been received.  The amount tendered under each of the relevant indentures governing the U.S. Notes below represents a sufficient number of consents required to approve the amendments to the applicable indentures.  All withdrawal rights of tendering holders with respect to these U.S. Notes have terminated.  Accordingly, tendering holders may no longer withdraw their U.S. Notes set forth below.  The supplemental indentures effecting the proposed amendments with respect to these U.S. Notes, as described in the relevant tender offer and consent solicitation document, will be executed promptly and the amendments to the applicable indentures will become operative upon acceptance by the relevant issuer of its U.S. Notes for purchase.  Holders of these U.S. Notes who tender their U.S. Notes after 5:00 p.m., New York City time on May 10, 2007, but before 12:00 midnight, New York City time, on May 24, 2007, unless such date is extended or earlier terminated, will be eligible to receive the Total Consideration less the early consent payment of $30.00.

United States Surgical Corporation (as successor to Mallinckrodt Inc.)	CUSIP	Approximate Outstanding Amount	Amount of Notes Tendered	Approximate Percentage Tendered
6.5% Notes due 2007	561226AB7	$100,000,000	$79,846,000
7.0% Debentures due 2013	452454AB7	$87,000,000	$81,160,000
Total under indenture		$187,000,000	$161,006,000	86.10%
Tyco Electronics Corporation (as successor to Raychem Corporation)
7.2% Notes due 2008	754603AB4	$86,000,000	$60,362,000	70.19%

The tender offers for all of the U.S. Notes remain open and are scheduled to expire at 12:00 midnight, New York City time on Thursday, May 24, 2007, unless extended or earlier terminated.

The total consideration for each $1,000 principal amount of U.S. Notes (the “Total Consideration”) will equal the present value of the remaining interest and principal payments on such U.S. Notes, calculated as set forth in the relevant tender offer and consent solicitation document, based on a yield to maturity of the U.S. Treasury reference security (the “UST Reference Security”) for such U.S. Notes (the “Reference Yield”) plus the fixed spread indicated in the relevant tender offer and consent solicitation document.

The Dealer Managers will calculate the Reference Yield in accordance with standard market practice based on the bid-side price of the UST Reference Security for such Notes as displayed on the relevant Bloomberg pages as of 2:00 p.m., New York City time, two business days prior to the U.S. Expiration Date.  Tyco expects to publicly announce the pricing information for the tender offers via subsequent press release.

The tender offer for each of the U.S. Notes is subject to the satisfaction of certain conditions, as specified in the tender offer and consent solicitation documents.

Payment in respect of the tender offers and consent solicitations will be made promptly after the U.S. Expiration Date, if the U.S. Notes are accepted for payment.

Information Relating to Tender Offers

Goldman, Sachs & Co. and Morgan Stanley are the Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations.  Investors with questions regarding the tender offers may contact Goldman, Sachs & Co. at (212) 902-9077 or (800) 828-3182 (toll free) and Morgan Stanley at (212) 761-1941 or (800) 624-1808 (toll free).  Global Bondholder Services Corporation is the Information Agent and Depositary and can be contacted at (212) 430-3774 (collect) or in relation to the tender offers and the consent solicitations, at (866) 470-3700 (toll free).

None of Tyco or its subsidiaries referred to herein, their respective governing bodies, the Information Agent, the Depositary or the Dealer Managers make any recommendation as to whether holders of any of the notes referred to in this press release should tender or refrain from tendering or as to whether holders of such notes should provide consents to the proposed amendments.  This press release does not constitute an offer to purchase any securities.

Tyco and its subsidiaries expressly reserve the right, in their sole discretion, subject to applicable law to:  (i) terminate prior to the relevant expiration date any tender offer and consent solicitation and not accept for payment any notes not theretofore accepted for payment; (ii) waive on or prior to the relevant expiration date any and all of the conditions of the tender offer and the consent solicitation; (iii) extend the relevant expiration date; and (iv) amend the terms of any tender offer or consent solicitation.  The foregoing rights are in addition to their right to delay acceptance for payment of notes tendered under the relevant tender offer or the payment for notes accepted for payment in order to comply in whole or in part with any applicable law, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the tender offers, to the extent applicable, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer; and receipt of the required consents to implement the proposed amendments.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the notes. The full details of the tender offers for the notes, including complete instructions on how to tender notes have been included in the offer to purchase and consent solicitation statements, the letters of transmittal and related materials. Holders are strongly encouraged to read carefully the offer to purchase and consent solicitation statements, the letters of transmittal and any other related materials, including materials filed with the Securities and Exchange Commission, because they contain important information.

Holders of notes may obtain a copy of all tender offer and consent solicitation statements, free of charge, from Global Bondholder Services Corporation, the  information agent in connection with the tender offers and consent solicitations for all of the notes, by calling toll-free at (866) 470-3700 or  (212) 430-3774 (bankers and brokers can call collect at 212-430-3774).  Holders of notes are urged to carefully read these materials prior to making any decisions with respect to the tender offers and consent solicitations.

About Tyco

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 240,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

Forward-Looking Statements

This release may contain certain forward-looking statements. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended Sept. 29, 2006 and in Tyco’s Quarterly Report on Form 10-Q and for the fiscal quarter ended March 30, 2007.